Calculation of Filing Fee Tables
S-3
UWM Holdings Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share, issuable upon exercise of the Class A Warrants	Other	165,000,000	$ 6.00	$ 990,000,000.00	0.000087	$ 86,130.00
Fees to be Paid	2	Equity	Class A Common Stock, par value $0.0001 per share, issuable upon exercise of the Class B Warrants	Other	165,000,000	$ 2.00	$ 330,000,000.00	0.000087	$ 28,710.00
Fees to be Paid	3	Equity	Series A-1 Preferred Stock, par value $0.0001 per share	Other	1,500,000	$ 1,000.00	$ 1,500,000,000.00	0.000087	$ 130,500.00
Fees to be Paid	4	Equity	Class A Warrants	Other	165,000,000		$ 0.00	0.000087	$ 0.00
Fees to be Paid	5	Equity	Class B Warrants	Other	165,000,000		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,820,000,000.00		$ 245,340.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 245,340.00
Offering Note
[1]	(a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-297986 filed on August 5, 2026 (the "Registration Statement"). This "Calculation of Filing Fee" table shall be deemed to update the table filed as Exhibit 107 in accordance with Rules 456(b) and 457(r) under the Securities Act. The maximum aggregate offering price of the securities to which the prospectus relates is $2,820,000,000. The prospectus is a final prospectus for the related offering. (b) Calculated pursuant to Rule 457(g) under the Securities Act, based on the $6.00 exercise price per share of Class A Common Stock issuable upon exercise of the Class A Warrants.

[2]	See Note 1(a). Calculated pursuant to Rule 457(g) under the Securities Act, based on the $2.00 exercise price per share of Class A Common Stock issuable upon exercise of the Class B Warrants.

[3]	See Note 1(a). Calculated pursuant to Rule 457 under the Securities Act, based on the $1,000 initial stated value per share of the Series A-1 Preferred Stock.

[4]	See Note 1(a). In accordance with Rule 457(g), the entire registration fee for the Class A Warrants is allocated to the shares of Class A Common Stock underlying the Class A Warrants, and no separate fee is payable for the Class A Warrants.

[5]	See Note 1(a). In accordance with Rule 457(g), the entire registration fee for the Class B Warrants is allocated to the shares of Class A Common Stock underlying the Class B Warrants, and no separate fee is payable for the Class B Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date